SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|               Preliminary Proxy Statement      |_|  Confidential, for Use of
                                                         the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
|X|               Definitive Proxy Statement

|_|               Definitive Additional Materials

|_|               Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        INTERVEST BANCSHARES CORPORATION
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|     No fee required
|X|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share of Intervest Bancshares Corporation ("Bancshares Common Stock"); Common Stock and Class B Stock of Intervest Corporation of New York ("ICNY Stock").

         (2)      Aggregate number of securities to which  transaction  applies:
                  1,250,000 shares of Bancshares Common Stock for 47.73 shares of ICNY Stock.



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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11: The amount on which the filing fee of $2,435.80 is calculated was determined pursuant to Rule 0-11(a)(4) and (c) of the Securities Exchange Act, as amended, by multiplying 1/50th of 1% by $12,179,000, reflecting the book value of the ICNY Stock at September 30, 1999, which is the consideration to be received by the acquiring corporation in the transaction.

         (4)      Proposed maximum aggregate value of transaction: $12,179,000

         (5)      Total fee paid :  $2,435.80

|X|      Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.


         (1)      Amount Previously Paid: _____________________________________

         (2)      Form, Schedule or Registration Statement No.: _______________

         (3)      Filing Party: _______________________________________________

         (4)      Date Filed: _________________________________________________